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                                                                     EXHIBIT 99

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

------------------------------------------
                                          )    Chapter 11
In re:                                    )    Case Nos. 00-3897
                                          )    through 00-3927 (EIK)
GC COMPANIES, INC., et al.,               )
                                          )    (Jointly Administered)
                  Debtors.                )
__________________________________________)    HEARING DATE:  7__/01 OBJECTION
                                               DEADLINE: 7/___/01 AT 4:00 P.M.


               MOTION OF DEBTORS AND DEBTORS IN POSSESSION FOR AN
             ORDER (A) ESTABLISHING BIDDING PROCEDURES IN CONNECTION
              WITH THE SOLICITATION OF HIGHER OR BETTER OFFERS FOR
                 THE ACQUISITION OF 100% OF THE COMMON STOCK OF
             REORGANIZED GC COMPANIES, INC. BY CHAPTER 11 PLAN, AND
               (B) APPROVING THE FORM AND MANNER OF NOTICE THEREOF


      GC Companies, Inc. ("GCX") and its affiliated debtors-in-possession (collectively, the "Debtors") hereby move the Court for the entry of an order
(a) establishing bidding procedures in connection with the solicitation of offers for the acquisition of 100% of the common stock of the reorganized GCX (the "New Common Stock") by chapter 11 plan, and (b) approving the form and manner of notice thereof. In support of this Motion, the Debtors respectfully represent as follows:

                                 JURISDICTION

      1. This Court has jurisdiction to consider this matter pursuant to 28 U.S.C. sections 157 and 1334. This is a core proceeding pursuant to 28 U.S.C.
section 157(b). Venue is proper before this Court pursuant to 28 U.S.C. sections 1408 and 1409.


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                               GENERAL BACKGROUND

      2. On October 11, 2000 (the "Petition Date"), the Debtors commenced their cases under chapter 11 of the Bankruptcy Code in this Court. Pursuant to sections 1107 and 1108 of the Bankruptcy Code, the Debtors are operating their business as debtors-in-possession. GCX is the parent company of General Cinema Theatres, Inc. ("GCT") and GCC Investments, Inc. ("GCCI"), both Debtors herein and of General Cinema International, Inc., which is not a Debtor. GCT in turn is the parent company of 34 active theatre subsidiaries (the "Theatre Subsidiaries"), each of which owns and operates theatres throughout the United States, and 28 of which are Debtors herein. An additional six Theatre Subsidiaries filed petitions under chapter 7 of the Bankruptcy Code on the Petition Date. Almost all of the Debtors' theatres have been occupied and operated by the Debtors under the terms of commercial real property leases with landlords, rather than through outright ownership.

      3. The commencement of the Debtors' cases was necessitated by their need to alleviate continuing cash flow losses at a number of theatre locations, unexpected cash flow shortages, and the need to restructure the Debtors' financial obligations. From November 1, 1999 through July 31, 2000, the Debtors, on a consolidated basis, reported revenues of $317.3 million, primarily from admissions and concession sales. As of August 31, 2000, the Debtors' books and records reflected assets totaling approximately $328.9 million and liabilities totaling approximately $195.1 million. As of the Petition Date, the Debtors had approximately 5,000 employees.

                    THE ONEX/OAKTREE REORGANIZATION PROPOSAL

      4. On June 11, 2001, the Debtors entered into a letter of intent (the "Onex/Oaktree Agreement" which term shall also include the Plan (as defined below) when filed and the definitive


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agreement with Onex/Oaktree when completed (the "Definitive Agreement")) with
Onex Corporation and Oaktree Capital Management, LLC ("Onex/Oaktree") providing for the acquisition by Onex/Oaktree of the New Common Stock pursuant to a chapter 11 plan of reorganization ("Plan") for $36.6 million plus additional consideration for the benefit of the Class 5 Creditor Harcourt General, Inc. ("Harcourt") in the form of a favorable theatre management contract (the "Management Contract") to manage theatres to be transferred to an entity to be owned by it (the "Onex/Oaktree Investment"), subject to Court approval and the opportunity for third parties to submit higher or better offers. A true and correct copy of the Onex/Oaktree Agreement is attached hereto as Exhibit A.(1)

      5. The Onex/Oaktree Agreement is subject to a number of customary conditions, including completion of definitive documentation, arrangement of a revolver/working capital facility of at least $21.8 million (the "New Financing"), filing of the Plan by July 11, 2001 and confirmation of the Plan by October 31, 2001. The Debtors believe that each of these conditions will be satisfied. The Debtors further believe that the Onex/Oaktree Agreement, or a higher or better agreement should one occur, presents the Debtors with the best opportunity to emerge successfully from chapter 11 and maximize returns for the parties in interest. The Onex/Oaktree Agreement requires that, on or before June 22, 2001, the Debtors move for an order of this Court approving certain bidding procedures and protections (the "Overbid Order") and that the Overbid Order enter by July 11, 2001. Onex/Oaktree is not prepared to proceed absent the grant of such relief.

                                RELIEF REQUESTED

      6. The Debtors hereby request the entry of the Overbid Order, as set forth below, for the solicitation of offers higher or better than the Onex/Oaktree Investment for the acquisition,


--------

(1) Defined terms used herein but not otherwise defined are as defined in the Onex/Oaktree Agreement. The Debtors and Onex/Oaktree continue to discuss the terms of the Onex/Oaktree Agreement and the Plan with parties in interest, and it is possible that certain terms of the Agreement may be modified before the hearing date.


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pursuant to the Plan, of the New Common Stock. The Debtors also seek approval of the form and manner of notice of the procedures provided for in this Motion.

A.    NEED FOR IMPLEMENTATION OF BIDDING PROCEDURES

      7. The Debtors seek authority to implement certain procedures (the "Bidding Procedures") to permit the Debtors to determine whether the Onex/Oaktree Investment represents the highest and best value for the New Common Stock. The Debtors believe that the Bidding Procedures are reasonably calculated to accomplish that objective.

      8. The Debtors believe that an expeditious but orderly solicitation of offers pursuant to the Bidding Procedures ("Overbids") is necessary to ensure the adequacy of the consideration to be provided by Onex/Oaktree under the Plan. The Debtors believe that most, if not all, potential acquirors have seen media reports or otherwise will become aware of the proposed Onex/Oaktree Investment before or upon the filing of this Motion or will be contacted by the Debtors upon entry of the Overbid Order. The Onex/Oaktree Investment permits the Debtors to accept inquiries and respond to diligence requests from interested parties upon filing of this Motion and to notify and negotiate with such parties upon entry of the Overbid Order. A focused procedure is necessary to bring this sale process to completion quickly and productively.

B.    THE BIDDING PROCEDURES

      9. As set forth below, the Debtors propose a three-stage process for soliciting and receiving Overbids. First, the Debtors will receive or solicit bids from interested parties pursuant to the Bidding Procedures set forth herein. Second, if any Qualified Bids (as defined below) are received, the Debtors may conduct an auction among the Qualified Bidders (as defined below). Third, the Debtors will either file a new Plan and disclosure statement ("Disclosure Statement")


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or amend the Plan and Disclosure Statement to reflect the terms of the bid determined by it to constitute the highest or best bid (the "Final Approved
Bid").

                      THE SOLICITATION OF QUALIFYING BIDS

      10. Upon approval of this Motion, the Debtors shall provide notice of the Overbid Procedures, substantially in the form of Exhibit C hereto, together with a copy of the Onex/Oaktree Agreement, to those persons who have contacted or have been contacted by the Debtors with respect to a potential purchase of the New Common Stock, as well as all other entities that the Debtors believe, in their business judgment, may have an interest in acquiring the New Common Stock.

            a. Upon request by a prospective offeror to the Debtors, the Debtors shall, upon determination that such person or entity is a Qualified Bidder (as defined below), and subject to appropriate confidentiality provisions, provide such person with a copy of the Plan and Disclosure Statement and with access to relevant business and financial information reasonably necessary to enable such person to evaluate the Debtors' assets and liabilities for the purpose of submitting an Overbid.

            b. Unless otherwise ordered by the Bankruptcy Court for cause shown, to participate in any bidding process, each potential bidder must deliver (unless previously delivered) to the
                  Debtors: (i) an executed confidentiality agreement in form and substance satisfactory to GCX; and (ii) such financial disclosure and other information acceptable to GCX and its financial advisor that demonstrates such party's financial and other ability to consummate an Overbid. A potential bidder shall be considered


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                  to be a qualified bidder ("Qualified Bidder") if it delivers the documents described in subparagraphs (i) and (ii) above and GCX determines it is reasonably likely (based on availability of financing, experience and other considerations) to be able to consummate a purchase of the New Common Stock, if selected as the successful bidder. Onex/Oaktree is a Qualified Bidder and the Onex/Oaktree Agreement is a Qualified Bid, as described below.

            c. To be considered a "Qualified Bid," each competing offer for an Overbid must:

                  (i) be made by a party satisfying the conditions described in the preceding paragraph (b) (i.e., be a "Qualified Bidder");

                  (ii) be in the form of a letter from such Qualified Bidder stating that (A) the Bidder offers to acquire the new Common Stock upon the terms and conditions set forth in the Definitive Agreement or the Plan, marked to show those amendments and modifications to the Onex/Oaktree Agreement or the Plan, including price and terms, that the Qualified Bidder proposes (the "Marked Applicable Agreement") and (B) such Qualified Bidder's offer is irrevocable until the conclusion of any scheduled Auction and, if accepted as the Final Accepted Offer at such Auction, until the effective date of the Plan. Each Qualified Bidder shall accompany its bid with written evidence satisfactory to the Debtors of available funds to complete the transaction. Upon the entry of the Overbid Order, the


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                        Onex/Oaktree Agreement (and the Plan, when filed and the
                        Definitive Agreement with Onex/Oaktree when completed), shall be deemed to be a Qualified Bid.

                  (iii) (A) provide for the Debtors' review of the Qualified
                        Bidder's draft submissions relating to approval of the Qualified Bidder's acquisition of the New Common Stock by the Federal Trade Commission ("FTC") in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if required to consummate the Overbid transaction; (B) represent that the Qualified Bidder is prepared to immediately initiate all actions necessary to obtain FTC approval for the competing bid; and (C) provide its best estimate of the time within which such FTC approval will be obtained;

                  (iv) provide for aggregate consideration to the Debtors' estates of at least $5 million in excess of the Onex/Oaktree Investment;

                  (v)   not be conditioned on the outcome of due diligence; and

                  (vi) be submitted by delivering fifteen complete written copies of its Qualified Bid to Daniel M. Glosband, P.C., Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, not later than 4:00 p.m. Eastern Time on the date (which the Debtors assume, subject to the Court's calendar, will be August 24, 2001) that is 10 business days before the first Disclosure Statement Hearing on the adequacy of the Disclosure Statement for the Plan (the "Bid


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                        Deadline"), who shall then distribute a copy of the bid
                        to: (i) Debtors and their financial Advisor; (ii) counsel for the Creditors' Committee; (iii) counsel for the Debtors' pre-petition lenders, General Electric Capital Corporation, Reliastar, Bank Leumi, Harcourt General, Inc., and Heller EMX, Inc. (collectively, the "Parties in Interest"); (iv) counsel for Onex/Oaktree; and (v) all other Qualified Bidders;

            d. Upon receipt of a Qualified Bid (other than the Onex/Oaktree Agreement) that satisfies all of the required terms and conditions set forth in the preceding paragraphs (b) and (c) (a "Conforming Qualified Bid"), the Debtors, in their discretion, may communicate with such Qualified Bidder prior to the Auction, and such Qualified Bidder shall provide to the Debtors within one business day after the Debtors' request therefor any information reasonably required by the Debtors in connection with the Debtors' evaluation of such Conforming Qualified Bid;

            e. Prior to the Auction, the Debtors shall evaluate the Onex/Oaktree Investment, as embodied in the Onex/Oaktree Agreement, the Plan and the Definitive Agreement and any Conforming Qualified Bids they have received and shall select the offer that they determine in their business judgment is the highest and best offer for the Assets (the "Initial Accepted Offer").

            f. If there is at least one Qualified Bid (other than from Onex/Oaktree), the Debtors may conduct an open auction (the "Auction") to determine


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                  whether the Initial Accepted Offer or a higher and better
                  offer will be presented to the Court pursuant to a Plan. The Auction shall take place three (3) business days prior to the Disclosure Statement Hearing, at the offices of Goodwin Procter LLP. Unless the Bankruptcy Court determines otherwise, only Onex/Oaktree and any Qualified Bidder who has timely submitted a Qualified Bid will be eligible to participate in the Auction. The bidding shall start at the purchase price stated in the Initial Accepted Offer and be based upon the related Marked Applicable Agreement (subject to non-material modifications) for the respective assets and continue in increments of at least $500,000.

            g. Upon conclusion of the Auction or, if the Debtors determine not to hold an Auction, then promptly following the Bid Deadline, the Debtors shall review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale of the New Common Stock and the chapter 11 process, including those factors affecting the speed and certainty of consummating the transaction and the reasonable value of any non-cash consideration. GCX shall present to the Bankruptcy Court a modified Plan which incorporates the Final Approved Bid which GCX determines in the aggregate constitutes the highest or otherwise best offer and seek approval of that Final Approved Bid at the Disclosure Statement hearing, conditioned upon and subject to the subsequent confirmation of the Plan.


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            h.    If no Qualified Bids are received, the Debtors shall proceed with the Plan embodying the Onex/Oaktree Investment as set forth below.

      11. In the event the Debtors do not receive a higher and better Conforming Qualified Bid from a Qualified Bidder other than Onex/Oaktree, they intend to consummate the Onex/Oaktree Agreement pursuant to the Plan. While the Debtors submit that the Onex/Oaktree Investment is a fair and reasonable purchase price for the New Common Stock, the Debtors believe that the foregoing procedures may generate further bidding, and therefore, enable the Debtors to realize even greater value for their estates.

                  THE PROPOSED TERMINATION RIGHTS AND PAYMENTS

      12. Pursuant to section XI of the Onex/Oaktree Agreement, certain events give rise to termination rights of Onex/Oaktree that, if exercised, trigger specified payment obligations of the Debtors. The following summary of such provisions is qualified entirely by reference to the Onex/Oaktree Agreement itself:

      EXPENSE REIMBURSEMENT. Debtors shall be required to reimburse Onex/Oaktree's reasonable and documented out-of-pocket expenses incurred in connection with the Onex/Oaktree Investment, the New Financing, the Plan and the transactions contemplated thereby (including Onex/Oaktree's continued due diligence in connection therewith), including the reasonable fees and expenses of Onex/Oaktree's professionals, not to exceed $1 million (the "Expense Reimbursement"), which obligation shall constitute an allowed claim against the Debtors under sections 503 and 507(a) of the Bankruptcy Code, if and when:

            (a)   The Overbid Order has been entered; and either:

            (b) (i) The Debtors seek approval of, or the Bankruptcy Court approves, any agreement with a third party for the sale of all or any substantial portion of the business or assets of the Debtors or an investment in or underwriting of post-confirmation securities of GCX or any of the Debtors or their successors, whether pursuant to a chapter 11 plan for the Debtors or pursuant to section 363(b) of the Bankruptcy Code, or (ii) the Debtors seek confirmation of, or the Bankruptcy Court confirms, a chapter 11 plan that does not contain the Onex/Oaktree Investment and implement the


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            Onex/Oaktree Agreement (each of (i) and (ii), an "Alternative
            Transaction"); or

            (c) The Plan is not confirmed on or before October 31, 2001, provided that Onex/Oaktree shall not have breached its obligations under the Onex/Oaktree Agreement or the Plan.

      TERMINATION FEE. Debtors shall be required to pay Onex/Oaktree a termination fee of $3 million (the "Termination Fee") upon the consummation of an Alternative Transaction, which obligation shall constitute an allowed claim against the Debtors under sections 503 and 507(a) of the Bankruptcy Code; provided, that Onex/Oaktree shall not be entitled to the Termination Fee if (1) Onex/Oaktree shall have breached its obligations under the Onex/Oaktree Agreement or the Plan in any material respect, (2) Onex/Oaktree shall have terminated the Proposed Onex/Oaktree Transaction as a result of its due diligence, or (3) the Overbid Order has not been entered.

      13. Sellers, as the Debtors have here, often employ break-up fees and other bidding protections in order to encourage the making of an original offer subject to higher and/or better offers and ultimately to increase value for the debtor's estate. In this case, the Debtors believe that the approval of an expense reimbursement and termination fee contingent upon the foregoing conduct is in the best interests of their estates, because it places a relatively low cap upon the purchaser's conceivably compensable due diligence costs and opportunity costs and, more importantly, induces an otherwise unwilling buyer to commit to purchase the Debtors' New Common Stock.

      14. In Calpine Corp. v. O'Brien Env. Energy, Inc. (In re O'Brien Env. Energy, Inc.), the Third Circuit held that the allowance of a break-up fee and expense reimbursement depends on whether such fee meets the requirements for the allowance of an administrative expense under section 503 of the Bankruptcy Code. 181 F.3d 527 (3rd Cir. 1999). Therefore, "the allowability of a break-up fee depends upon the requesting party's ability to show that the fees were actually necessary to preserve the value of the estate." Id. Under the Third Circuit's approach, a break-up fee will be held to have benefited a debtor's estate if, for example, "assurance of a


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break-up fee promoted more competitive bidding, such as by inducing a bid that otherwise would not have been made and without which bidding would have been limited," id. at 537, if the initial offer (encompassing the break-up fee) "served as a catalyst to higher bids," id., or "if the availability of break-up fees and expenses were to induce a bidder to research the value of the debtor and convert that value to a dollar figure on which other bidders can rely." Id.

      15. The termination fee here is reasonable in relation to the aggregate of the Onex/Oaktree Investment of $36.6 million plus additional consideration to creditors in the estimated amount of $185 million. This request for a termination fee is approximately 1.35% of the Onex/Oaktree Investment plus additional consideration to creditors. The percentage of this fee is well within the range of break-up fees typically approved by courts in this jurisdiction. See, e.g., Exhibit B hereto.

      16. The Debtors submit that the termination payment provisions of the Onex/Oaktree Agreement as set forth above are fair and reasonable and are necessary and of benefit to the Debtors' estates. The Debtors have undertaken significant efforts to effectuate a recapitalization, and notwithstanding the distinct possibility that an Alternative Transaction could occur and that the Debtors could propose a recapitalization at any time, Onex/Oaktree has expended substantial time, money, and effort in entering into the Onex/Oaktree Agreement to acquire the New Common Stock and enable the Debtors to proceed with confidence that the Plan, subject to higher and better offers, will be confirmed.

      17. As of the present date, no entity other than Onex/Oaktree has made a formal proposal to acquire the New Common Stock or to sponsor or support an acceptable, confirmable Plan. Approval of the termination payment provisions required by Onex/Oaktree provides an invaluable benefit to these estates by establishing a competitive bidding framework for any other


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offer that may emerge. Equally important, such provisions contemplate that confirmation of a chapter 11 plan will occur promptly, providing maximum value to these estates by minimizing the delay in emergence from chapter 11 and distribution of the consideration to creditors. Accordingly, the Debtors submit that the criteria identified in O'Brien Environmental Energy are satisfied.

                           CERTAIN BIDDING PROCEDURES

      18. As part of the proposed procedures, the Debtors also request that the Court require an initial Overbid by Qualified Bidders of $5 million. This Overbid exceeds the termination payment and maximum expense reimbursement potentially payable by the Debtors by $1 million, and therefore, ensures that the competitive bidding process compensates the Debtors for the cost of any termination payment payable and permits the Debtors' estates to derive an added economic benefit from conducting the Auction and entertaining such competing bids. Moreover, depending upon the level of progress made by potential bidders in obtaining all requisite consents and approvals, an even higher bid may be necessary to justify spending extra time and incurring the resulting uncertainty to pursue a transaction with an entity other than Onex/Oaktree. Indeed, if a bidder has not obtained required regulatory consents or approvals and is not prepared to close its proposed transaction at or within a relatively short time after the time of the Auction, a "higher" offer may well not be a "better" one.

      19. For the same reasons expressed above, the Debtors believe that it is reasonable to evaluate any subsequent Overbid by Onex/Oaktree by comparing it to the net amount to be received by the Debtors from any other Qualified Bidder after deduction of the Expense Reimbursement and Termination Fee.


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        NOTICE OF THE COMPETITIVE OFFER PROCEDURES AND THE PROPOSED SALE

      20. In accordance with Federal Rule of Bankruptcy Procedure 2002, the Debtors propose to give notice of the Auction, substantially in the form of Exhibit C hereto (a) by first class mail deposited as soon as practicable after the date of this Order to (i) the Office of the United States Trustee, (ii) the Debtors' 20 largest unsecured creditors, (iii) all parties requesting notices under Bankruptcy Rule 2002, (iv) counsel for the Creditors' Committee, (vi) counsel to Onex/Oaktree, (vii) the Securities and Exchange Commission, (viii) the Internal Revenue Service, (ix) counsel for Fleet Bank N.A., The Bank of Nova Scotia, General Electric Capital Corporation, Reliastar, Bank Leumi, Harcourt General, Inc., and Heller EMX, Inc. and (x) those parties identified by the Debtors (and their representatives) as potential acquirors of the Assets; and
(b) as soon as practicable after the date of this Overbid Order by publication in The Wall Street Journal (National Edition). The Debtors submit that such notice constitutes good and sufficient notice of the competitive offer procedures and all proceedings to be held thereon and that no other or further notice need be given.

      21. Based upon the foregoing, the Debtors submit that the relief requested herein is necessary and appropriate, is in the best interests of the Debtors and their estates, and should be granted in all respects.

      22. No previous requests for the relief sought in this Motion has been made to this or any other Court.


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            WHEREFORE, the Debtors respectfully request that the Court enter an order, substantially in the form attached hereto as Exhibit D, (a) approving the Bidding Procedures, (b) approving the form and manner of notice of the foregoing and (c) granting such other and further relief as the Court deems just and proper.

                                    Respectfully submitted,


                                    GC COMPANIES, INC., et al.
                                    By their attorneys,


                                    -----------------------------------------
                                    David M. Fournier (DE No. 2812)
                                    PEPPER HAMILTON LLP
                                    1201 Market Street, Suite 1600
                                    P.O. Box 1709
                                    Wilmington, Delaware 19899
                                    (302) 777-6500

                                    - and -

                                    Daniel M. Glosband, P.C.
                                    Colleen A. Murphy, Esq.
                                    Philip F. Coppinger, Esq.
                                    GOODWIN PROCTER LLP
                                    Exchange Place
                                    Boston, Massachusetts 02109
                                    (617) 570-1000


Dated:  June 22, 2001


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                                   EXHIBIT A

                             ONEX/OAKTREE AGREEMENT



                                                  June 11, 2001



GC Companies, Inc.
1300 Boylston Street
Chestnut Hill, Massachusetts 02467

Attn:  G. Gail Edwards
       President and COO

Dear Ms. Edwards:

     Onex Corporation ("Onex") and Oaktree Capital Management, LLC, on behalf of certain funds and accounts managed by it ("Oaktree", and together with Onex, "Sponsors" or "we") commit to acquire, through a newly formed acquisition company or companies, pursuant to a chapter 11 plan of reorganization (the "Plan") to be proposed by GC Companies, Inc. and its affiliated debtors and debtors in possession (collectively, "GC"), 100% of the common stock ("New Common Stock") of GC, as reorganized pursuant to the Plan ("Reorganized GC") for $36.6 million and such additional consideration as set forth herein, on the terms and conditions described below (the "Sponsors Investment").(1) The Plan is premised upon, among other things, (i) the Sponsors Investment, (ii) Reorganized GC's issuance of New Notes (as defined below) in the amount described below,
(iii) the raising of New Financing (as defined below) for Reorganized GC; and
(iv) the provision of overbid/investor protection as described herein.

     In determining the price and structure of this transaction (the "Proposed Transaction"), we have reviewed the business plans for GC previously provided to us through the date of this letter, met with members of the management team of GC, reviewed certain documents provided by GC, reviewed selected financial and operating data provided by GC and analyzed other business information regarding GC and its industry.

     THIS LETTER IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN. SUCH OFFER OR SOLICITATION WOULD BE


_____________________
(1) As between Onex and Oaktree, Onex would have the controlling interest in the New Common Stock.


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MADE IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE AND
SECURITIES LAWS.

          Sponsors' commitment includes the following:

     I. SPONSORS INVESTMENT PRICE AND COMMITMENT. We commit to acquire 100% of the New Common Stock of Reorganized GC pursuant to the Plan based upon a $36.6 million purchase price valuation for 100% of the New Common Stock of Reorganized GC.(2) As provided herein, on the Plan's effective date (the "Effective Date") we will make the Sponsors Investment and receive 100% of the New Common Stock, subject to pro rata dilution of such New Common Stock under
Section III.E.(c) below.

     II. DEFINITIVE AGREEMENT. The purchase and sale of the New Common Stock will be effected pursuant to a definitive stock purchase agreement (the "Definitive Agreement") mutually acceptable to GC and Sponsors. The parties shall use their reasonable efforts to negotiate the terms of the Definitive Agreement, which agreement shall include the terms set forth herein and other usual and customary terms, as promptly as practicable and in any event no later than 10 days prior to the hearing to consider approval of the disclosure statement for the Plan (the "Disclosure Statement Hearing"). GC shall continue to provide Sponsors with information reasonably requested by Sponsors concerning GC or any subsidiary or affiliate of GC and shall grant representatives of Sponsors access on a reasonable basis to key employees of GC or any subsidiary or affiliate of GC as reasonably promptly as practicable.



-----------------------------------

(2) The Proposed Transaction does not contemplate Reorganized GC's retention of GC's Investment Portfolio. GC's Investment Portfolio shall be transferred to and held by "Newinvestmentco", a newly formed trust or company, and amounts realized therefrom (less amounts used to reimburse Newinvestmentco for the reasonable and documented fees and expenses, including professional fees and expenses, incurred by Newinvestmentco in connection with the distribution of GC's Investment Portfolio and the issuance of notes to holders of Class 4 Claims in the allowed amount of the Class 4 Claims ("Class 4 Claims Notes")) shall be distributed as follows:

          (i) The first $50 million realized from GC's Investment Portfolio shall be used to repay the Class 4 Claims Notes;

          (ii) Aggregate realizations in excess of $50 million but less than $90 million (e.g., additional realization in an amount not to exceed $40 million) shall be distributed 50% to Harcourt and 50% to repay remaining amounts outstanding under the Class 4 Claims Notes, and, after full payment thereof, 50% to Reorganized GC; and

          (iii) Aggregate realizations in excess of $90 million shall be distributed to the holders of Common Stock Interests.

          A. Conditions to Sponsors' Obligation to Close the Proposed Transaction. The Definitive Agreement will contain the following conditions to Sponsors' obligation to consummate the Proposed Transaction.

               (a) GC shall have filed the Plan and disclosure statement
                   therefor (the "Disclosure Statement") in the Bankruptcy Court on or before July 11, 2001, and the Bankruptcy Court shall have entered an order approving the disclosure statement for the Plan on or before September 11, 2001.

               (b) The Plan shall have been confirmed by October 31, 2001 and shall have become effective in accordance with its terms; the material terms of the Plan shall include, among other terms, substantially the same terms as the material terms contained in Section III hereof; and the Plan shall otherwise be reasonably satisfactory to GC and Sponsors.

               (c) GC shall have maintained its exclusive period to solicit acceptances of a plan through October 31, 2001, and GC shall not have either (i) filed or sought confirmation of a chapter 11 plan providing for the acquisition of GC (or a substantial portion of its ownership or assets) by a person or entity other than Sponsors, (ii) sought Bankruptcy Court approval of an acquisition of GC (or a substantial portion of its ownership or assets) other than by Sponsors, or (iii) filed or sought confirmation of a chapter 11 plan providing for an internal reorganization of GC.

               (d) Senior management of Reorganized GC shall be reasonably acceptable to Sponsors (i.e., Reorganized GC shall retain at least the senior management team identified to GC by Sponsors).(3)

               (e) Satisfactory completion, at Sponsors' sole discretion, of
                   Sponsor's due diligence on GC, including without limitation GC's international assets and GC's funding requirements with respect thereto.

               (f) No material adverse change (or event or condition that could result in a material adverse change) shall have



----------------------------------

(3) Onex shall use its good faith efforts to agree to mutually acceptable employment terms with such persons on or before 10 days before the Disclosure Statement Hearing. Nothing in this letter or any agreement between Onex and such members of GC's senior management shall prohibit such persons from serving or not serving, as senior management if the Plan is not confirmed.

     occurred in the theatre industry or GC's business, condition (financial or otherwise), prospects, operations, assets or liabilities or in financial markets generally ("Material Adverse Change") between March 31, 2001 and the Effective Date. Without limiting the foregoing, increase in the required amount of the $21.8 million New Financing or a call by a third party after the date of this letter on any international guaranty provided by GC shall be a Material Adverse Change.

(g) On or before June 22, 2001, GC shall have moved for and obtained, on or before July 11, 2001, an order of the Bankruptcy Court in form acceptable to GC and Sponsors (the "Overbid Order") that approves, among other terms and without material modification, the Overbid Procedures (as defined in Section XI below) and the obligation of GC to pay the Expense Reimbursement and the Termination Fee (each as defined below) on the terms and conditions described in Section XI hereof. The Overbid Order shall remain in full force and effect, and shall not be stayed, vacated, modified or supplemented without Sponsors' prior written consent. GC shall have complied with the terms of the Overbid Order.

(h) GC shall have operated its business in the ordinary course and paid ongoing ordinary course liabilities (including estimated taxes and assessments) consistent with past practices and substantially consistent with its present Debtor in Possession Financing Budget through the Effective Date, and shall not have assumed or rejected any theater lease or associated executory contract after the date of this letter absent the prior written consent of Sponsors, which consent shall not be unreasonably withheld.

(i) All conditions precedent to closing the New Financing (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Financing shall have been consummated in accordance with the material terms contained in the Financing Commitment Letter (as defined below). The final documentation with respect to the New Financing shall otherwise be satisfactory to GC and Sponsors in all material respects.

(j) The final documentation with respect to the New Notes (as defined below) shall be satisfactory to GC and Sponsors in all material respects.

          (k) GC shall not have breached individually or in the aggregate in any material respect any of the material representations, warranties or covenants to be given by GC in the Definitive Agreement.

          (l) Receipt of all required third party approvals (including, but not limited to, governmental approvals).

          (m) To the extent contemplated hereby, entry by Reorganized GC and Newleaseco (defined below) into a management agreement consistent with the terms hereof acceptable to GC, Sponsors and Harcourt.

          (n) The unexpired leases and executory contracts designated by Sponsors after the date of this letter for assumption or rejection as provided herein shall be so assumed or rejected, as the case may be, by final order satisfactory to GC and Sponsors. Cure claims in respect of executory contracts and unexpired leases designated by Sponsors to be assumed shall not exceed $4.8 million in the aggregate.

          (o) Such other conditions as may be agreed to by the parties as set forth in the Definitive Agreement.

     B. Representations and Warranties. The Definitive Agreement will provide that GC will make customary representations and warranties for transactions of this type, including, without limitation, accuracy of financial statements provided; no material actions taken or payments received out of the ordinary course; no Material Adverse Change; ownership of property; accuracy of disclosure; corporate existence; corporate power and authority; subsidiaries; compliance with laws; to GC's knowledge, no pending or threatened claims which, if successful, would result in a Material Adverse Change, including, without limitation, no pending or threatened claims against GC or, to GC's knowledge, its affiliates or subsidiaries which if successful would materially interfere with GC's business or the performance of its obligations under any contract or agreement; to the knowledge of GC, no pending or threatened claim against any third party which, if successful, would in the reasonable business judgment of GC evidence a material risk with respect to GC's business or the performance of its obligations under any contract or agreement; no conflict with laws or contractual obligations.

     C. Executory Contracts and Unexpired Leases. The Definitive Agreement will provide that Sponsors will have until 10 days before the hearing on confirmation of the Plan (the "Confirmation Hearing") to designate the previously nonassumed executory contracts and unexpired leases that it wishes GC to assume and those that it wishes GC to reject, as well as any modified terms for such contracts and leases (or proposed determinations of contested issues) upon which it is prepared to designate that such contracts and leases that otherwise would be rejected should be assumed. Sponsors will work with GC to review the nonassumed executory contracts and unexpired leases for the purpose of determining whether such nonassumed executory contracts and unexpired leases will be assumed or rejected and/or the proposed modifications thereto, as well as with respect to any extension of the date pursuant to section 365(d)(1) to assume or reject unexpired leases.

     III. PLAN. Unless GC and Sponsors agree otherwise, the Plan will include the following terms:

          A. Classification and Treatment of Claims and Interests

             (a) Unclassified Claims (not entitled to vote)

             Administrative Claims: On the Effective Date, or as soon thereafter as practicable, each holder of an Allowed
                                    Administrative Claim will receive payment in full in cash of the unpaid portion of such Allowed Administrative Claim; provided, that, the aggregate amount of the Allowed Administrative Claims for professional fees, closing expenses and capital calls (but exclusive of cure claims and operating expenses paid in the ordinary course) shall not exceed $10 million.

             DIP Financing Claims:  On the Effective Date, or as soon thereafter as practicable, the holders thereof will receive payment in full in cash of the Allowed DIP Financing Claim.

             Priority Tax Claims:   At the option of GC, each holder of an
                                    Allowed Priority Tax Claim will receive
                                    either (i) payment in full (in cash) on the Effective Date or as soon thereafter as practicable, or (ii) payment over a six year period from the date of assessment as provided in section 1129(a)(9)(C) of the Bankruptcy Code with interest payable at 7% annual or at such other rate agreed to by GC and the holder of such claim or determined by the Bankruptcy Court.

(b)  Unimpaired Claims (deemed to accept)


Class 1 - Other Priority  On the Effective Date, or as soon thereafter as
Claims: practicable, each holder of an Allowed Other Priority Claim will receive payment in full in cash of such Allowed Other Priority Claim.

Class 2 - Secured         At the option of GC, GC will either (1) reinstate
Claims (other than        each Allowed Secured Claim (other than Banks, Heller
Banks, Heller and         and GECC) by curing all outstanding defaults with all
GECC):                    legal, equitable, and contractual rights remaining
                          unaltered, (2) pay in full such Allowed Secured Claim in cash on the Effective Date or as soon thereafter as practicable or (3) satisfy such Allowed Secured
                          Claim by delivering to the claimant the collateral securing such claim.


(c)  Impaired Claims (entitled to vote)


Class 3 - Secured         On the Effective Date, or as soon thereafter as
Claims (Banks, Heller     practicable, the holders of Class 3 Claims (Allowed
and GECC)                 Secured Claims of Banks, Heller and GECC) shall
                          receive their pro rata share of $114.3 million of New
                          Notes. The New Notes for each holder of a Class 3
                          Claim shall be secured by and share in a pool consisting of the respective collateral securing each such Allowed Secured Claim, junior to any security interest therein securing the Exit Facility, and shall otherwise have the basic terms set forth on Exhibit 1 hereto. We are assuming that as of June 30, 2001 the Allowed Secured Claims of the Banks, Heller and GECC were in the amount of $33.8 million, $27.4 million and $53.1 million, respectively.

Class 4 - General         On the Effective Date, or as soon thereafter as
Unsecured Claims          practicable, the holders of

(other than Harcourt),                  Allowed General Unsecured Claims
but including                           (deficiency claims of Banks and GECC,
deficiency claims of                    and other unsecured claims, but
Banks and GECC):                        excluding Harcourt) will receive a pro
                                        rata share of (1) $18.5 million of cash
                                        from the Sponsors Investment, and (2)
                                        Class 4 Claim Notes (to be realized from
                                        100% of GC's Investment Portfolio up to
                                        $50 million plus 50% of Investment
                                        Portfolio realization between $50
                                        million and $90 million, until Allowed
                                        General Unsecured Claims are paid in
                                        full).

Class 5 - General                       On the Effective Date, or as soon
Unsecured Claim of                      thereafter as practicable, Harcourt will
Harcourt                                receive on account of its Allowed
                                        General Unsecured Claim (1) 100% of the
                                        stock of Newleaseco, which shall be
                                        capitalized with (a) the leases (subject to Harcourt's existing guaranty) identified on Exhibit 2 hereto, (b) an arms-length, management contract pursuant to which Reorganized GC shall manage Newleaseco; provided that
                                        Reorganized GC shall receive an annual
                                        management fee for such services
                                        calculated as $150,000 per location, not to exceed an aggregate annual fee of $1 million, and (c) to the extent, if any, necessary to provide adequate assurance of future performance of such assigned leases, Harcourt's agreement to provide credit support to Newleaseco; and (2)
                                        50% of the realization from GC's
                                        Investment Portfolio in excess of $50
                                        million and less than $90 million.

Class 6 - Common                        On the Effective Date, or as soon
Stock Interests                         thereafter as practicable, the holders
(including any Allowed                  of Allowed Common Stock Interests will
Claims subordinated to                  receive their pro rata share of any
the level of common                     realizations from GC's Investment
stock under                             Portfolio in excess of $90 million.

                         section 510(b) of the
                         Bankruptcy (Code)

                         Class 7 -- Common   The holders of Common Stock Options
                         Stock Options       shall receive no distribution. On
                                             the Effective Date all Common Stock
                                             Options and any other equity
                                             interests will be canceled.


                B. Conditions to the Confirmation and/or Effective Date of Plan:

                   (a) Confirmation of the Plan on or before October 31, 2001

                   (b) All conditions precedent under the Definitive Agreement other than the occurrence of the Effective Date shall have been satisfied or waived as set forth therein.

                   (c) The Confirmation Order shall be in a form satisfactory to GC and Sponsors, in full effect, and unstayed.

                   (d) The Effective Date shall have occurred within 30 days
                       following the Confirmation Date.

                   (e) All conditions precedent to closing the New Financing
                       (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Financing shall have been consummated.

                   (f) GC and Sponsors shall each have approved the form and
                       substance of each of the amended certificate of incorporation, the amended by-laws, the New Common Stock, the New Notes, the Management Employment Agreements (as defined below) and the Management Incentive Plan (as defined below).

                C. Releases, Indemnification. The Plan shall provide for general releases from GC and Reorganized GC for the benefit of all current directors and officers. In addition, all indemnification provisions currently in place for directors and officers (whether in GC's by-laws, contractual or otherwise) shall survive confirmation of the Plan and shall not be impaired thereby.

                D. Other Plan Provisions. In addition to the foregoing provisions relating to classification and treatment of claims and interests, the Plan shall contain provisions appropriate under the circumstances concerning, among other things: (i) disputed claims and reserves therefor, (ii) the assumption or rejection, as the case may be, of executory contracts and unexpired leases (consistent with this letter), (iii) inability to amend or modify the Plan's provisions relating to Sponsors or the Proposed

Transaction without Sponsors' consent and (iv) retention of jurisdiction by the Bankruptcy Court for certain purposes. The Plan shall also contain the conditions to the Effective Date described in Section III.D., above.

          E.   Management of Reorganized GC.

               (a) Board of Directors. The Board of Directors of Reorganized GC shall consist of four persons appointed by Sponsors and one member of senior management.

               (b) Senior Management. Sponsors contemplate that Reorganized GC will offer employment to substantially all of GC's present senior management pursuant to business plan to be discussed between Sponsors and senior management. See Section II.A.(d) hereof.

               (c) Management Equity Incentive Plan. The Plan shall provide for the establishment of an equity incentive plan (the "Management Equity Incentive Plan") promptly after the Plan Effective Date for members of Reorganized GC's management on terms that are otherwise mutually acceptable to Reorganized GC and Sponsors. Management Equity Incentive Plan to be discussed by Sponsors and management team. It is contemplated that this plan will provide for 6% dilution of the New Common Stock on the Effective Date which shall be issued as options that will vest over time in accordance with the terms, and subject to the satisfaction of performance standards, that are mutually acceptable to Reorganized GC and Sponsors.

               (d) Management Fee: Sponsors contemplate that Reorganized GC shall pay Sponsors an annual management fee ("Management Fee") equal to $1 million in exchange for the performance of certain management services.

     IV. NEW FINANCING. Sponsors and GC shall obtain on or prior to 10 days prior to the Confirmation Hearing mutually acceptable commitments and/or agreements (the "Financing Commitment Letter") from a financial institution with respect to a revolver/working capital facility of at least $21.8 million (the "New Financing") that would be available to Reorganized GC under the Plan. GC will be responsible for paying the financial institution's reasonable transaction costs/closing expenses in connection with the New Financing. In addition to the New Financing, Reorganized GC shall receive $18.1 million of cash from the Sponsors Investment which shall be held by Reorganized GC in a separate fund to be used solely to meet future capital expenditure and/or exit financing requirements.

     V.        TERMINATION.   This letter may be terminated by Sponsors, at
Sponsors' sole discretion, at any time upon written notice to GC if, through no material fault of Sponsors, (a) the Overbid Order is not entered on or before July 11, 2001 (b) GC shall not have filed the Plan by July 11, 2001 or any of the other conditions set forth in Section II.A. have not occurred, or (c) the Definitive Agreement shall has not been executed on or before the date that is 10 days prior to the Disclosure Statement Hearing. This letter may be terminated by GC following the entry of the Overbid Order or after July 11, 2001 if the Overbid Order is not entered on or before such date subject only to GC's obligations under the Overbid Order, as described herein and Overbid Procedures (defined below). Upon any such termination, any obligations under this letter will terminate and no party shall have any liability whatsoever to any other party; provided, however, that notwithstanding any such termination (i) this
Section V shall remain in full force and effect, and no party shall be relieved of liability for any breach and (ii) in addition, GC shall remain liable for payment of the Expense Reimbursement and Termination Fee to the extent required under the terms of the Overbid Order.

     VI. MISCELLANEOUS. The terms set forth in this letter are a part of a comprehensive agreement, each element of which is an integral aspect of the Proposed Transaction and, as such, are non-severable.

     VII. GOVERNING LAW. This letter shall be governed by and construed in accordance with the internal laws of the State of New York and any applicable provision of the Bankruptcy Code, without regard to the principles of conflict of laws that would provide for application of another law.

     VIII. CONCERNING REMEDIES. Each of the parties acknowledges and agrees that no failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other right, power or privilege hereunder.

     IX. PRESS RELEASES, DISCLOSURE. The parties will cooperate in the issuance of any press releases or otherwise in making any public statements with respect to the Proposed Transaction. Neither Sponsors nor GC will issue any press release or other public statement regarding the Proposed Transaction without the other party's prior written consent, which consent shall not be unreasonably withheld. Sponsors acknowledge and agree that GC may provide copies of this letter and attachments to parties in interest in GC's chapter 11 case, and those parties GC determines it is necessary to provide copies to in connection with the Auction described Section XI below and in the Overbid Order or as otherwise necessary in connection with its bankruptcy case. GC also shall be entitled to file copies with the Bankruptcy Court or as otherwise required by law.

     X. ENTIRE AGREEMENT, AMENDMENTS, COUNTERPARTS. This letter, including all Exhibits and Schedules hereto, which are incorporated herein and made a part hereof by reference, sets forth the entire agreement among the parties with respect to the subject matter hereof, with the exception of the Overbid Procedures as approved by the Overbid Order, and may be amended only by a writing executed by Sponsors and GC. This letter may be executed in counterparts, each of which when taken together shall constitute an original of this letter.

     It is understood that this letter does not contain all matters upon which agreement must be reached in order for the Proposed Transaction to be consummated. Notwithstanding the foregoing, the provisions of Section XI of this letter and the terms of the Overbid Procedures and Overbid Order, as described hereunder, are acknowledged and agreed to be fully binding on the parties hereto.

     XI. OVERBID PROCEDURES. GC acknowledges that Sponsors have expended and will continue to expend considerable time and money in developing the Proposed Transaction, which it is not prepared to continue, however, except upon the terms hereof. GC and Sponsors therefore agree that the following overbid procedures (the "Overbid Procedures"), among others, shall be employed with respect to the Plan or any other chapter 11 plan for GC that incorporates the Sponsors Investment:

          A. Nonsolicitation. After the execution and delivery of this letter neither GC nor any of its respective directors, employees, accountants or other agents and representatives (collectively, "Representatives") shall, directly or indirectly, solicit a competitive bid or proposal from a third party to purchase all or any portion of the assets of GC or the New Common Stock of Reorganized GC, whether in a separate transaction or as part of a plan of reorganization for GC (an "Acquisition"), or engage in or continue any discussions or negotiations with any party that has made or who may make such a competitive bid for such New Common Stock or assets of GC until after entry of the Overbid Order. Notwithstanding the foregoing, after the motion to approve the Overbid Order has been filed, GC and its Representatives may receive, but not solicit, proposals from third parties relating to such an Acquisition (an "Acquisition Proposal"); provided, that prior to the entry of the Overbid Order, GC and its Representatives shall not solicit, discuss or negotiate any Acquisition Proposal with any such third party but may provide information, subject to appropriate confidentiality provisions, to any such third party. After the entry of the Overbid Order, GC and its Representatives shall be entitled to solicit Acquisition Proposals from third parties, to provide information, subject to appropriate confidentiality provisions, to such third parties and to discuss and negotiate any such Acquisition Proposal with such third parties. GC shall keep Sponsors informed on a current basis of the identity of the parties to whom GC provides information and of the status of all written Acquisition Proposals (including drafts or other preliminary indications of interest) received and provide Sponsors with copies of any such Written Acquisition Proposals (including such drafts and indications of interest) within 1 business day after receipt thereof.

          B. Expense Reimbursement. GC shall be required to reimburse Sponsors' reasonable and documented out-of-pocket expenses incurred in connection with the Sponsors Investment, the New Financing, the Plan and the transactions contemplated thereby (including Sponsors' continued due diligence in connection therewith), including the reasonable fees and expenses of Sponsors' professionals, not to exceed $1 million (the "Expense
Reimbursement"), provided that Sponsors have not breached this agreement, which obligation shall constitute an allowed administrative claim against GC under sections 503 and 507(a) of the Bankruptcy Code, if and when:

          (a) (i) GC seeks approval of, or the Bankruptcy Court approves, any agreement with a third party for the sale of all or any substantial portion of the business or assets of GC or an investment in or underwriting of post-confirmation securities of GC, whether pursuant to a chapter 11 plan for GC or under section 363(b) of the Bankruptcy Code, or (ii) GC seeks confirmation of, or the Bankruptcy Court confirms, a chapter 11 plan that does not contain the Sponsors Investment and implement the Proposed Transaction (each of (i) and (ii), an "Alternative Transaction"); and

          (b) The Plan is not confirmed on or before October 31, 2001: provided that Sponsors shall not have breached its obligations under this letter or the Plan.

     C. Termination Fee. GC shall be required to pay Sponsors a termination fee of $3 million (the "Termination Fee") upon the consummation of an Alternative Transaction, which obligation shall constitute an allowed administrative claim against GC under sections 503 and 507(a) of the Bankruptcy Code; provided, that Sponsors shall not be entitled to the Termination Fee if it
(1) shall have breached its obligations under this letter or the Plan in any material respect or (2) shall have terminated the Proposed Transaction as a result of its due diligence.

     D. Participation Requirements. Unless otherwise ordered by the Bankruptcy Court for cause shown, to participate in any bidding process, each potential bidder (a "Potential Bidder") must deliver (unless previously delivered) to GC:
(i) an executed confidentiality agreement in form and substance satisfactory to GC; and (ii) such financial disclosure and other information acceptable to GC and its financial advisor that demonstrates such party's financial and other ability to consummate an Alternative Transaction. A Potential Bidder shall be considered to be a qualified bidder (a "Qualified Bidder") if it delivers the documents described in subparagraphs (i) and (ii) above and GC determines it is reasonably likely (based on availability of financing, experience and other considerations) to be able to consummate a purchase of GC, if selected as the successful bidder. Sponsors are a Qualified Bidder.

     E. Bid Requirements. Any Qualified Bidder that desires to make a Qualified Bid (as defined below) shall, among other things, deliver 8 written copies of its Qualified bid to GC's bankruptcy counsel not later than 4:00 p.m. (East Coast time) on the date that is 10 business days before the first Disclosure Statement Hearing on the adequacy of the Disclosure Statement for the Plan (the "Bid Deadline"), who shall then distribute a copy of the bid to (i) GC and its financial advisor, (ii) counsel for Creditors' Committee, (iii) counsel for Sponsors, and (iv) all other Qualified Bidders. A bid received from a qualified Bidder shall be a "Qualified Bid" if such bid meets the following requirements:

          (a)  The bid shall be a letter from such Qualified Bidder stating that
               (i) the bidder offers to acquire GC upon the terms and conditions set forth herein or the Plan marked to show those amendments and modifications to this letter or the Plan, including price and terms, that the Qualified Bidder proposes (the "Marked Applicable Agreement") and (ii) such Qualified Bidder's offer is irrevocable until the conclusion of any scheduled Auction and, if accepted as the winning bid at such Auction, until the conclusion of the hearing on approval of such Alternative Transaction. Each Qualified Bidder shall accompany its bid with written evidence of a commitment for financing or other evidence of ability to consummate the applicable transaction.

          (b) GC will consider a bid only if the bid provides for consideration of at least $5 million greater than the consideration set forth in this letter and the Plan.

          (c) Upon the Sponsors Commitment Date, this letter and the Plan, if filed, shall be deemed to be a Qualified Bid.

     F. Auction. If there is at least one Qualified Bid (other than from Sponsors), GC may conduct an auction (the "Auction"). The Auction shall take place 3 business days before the Disclosure Statement Hearing, at the offices of GC's bankruptcy counsel. Unless the Bankruptcy Court determines otherwise, only a Qualified Bidder who has submitted a Qualified Bid is eligible to participate in the Auction. The bidding shall start at the purchase price stated in the highest or best Qualified Bid and be based upon such Qualified Bidder's Marked Applicable Agreement (subject to non-material modifications) for the respective assets and continue in increments of at least $500,000. Upon conclusion of the auction or, if GC determines not to hold an auction, then promptly following the Bid Deadline, GC, after consultation with the Creditors Committee, shall review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale and chapter 11 process, including those factors affecting the speed and certainty of consummating the transaction. GC shall present to the Bankruptcy court for consideration and approval the Qualified Bid (or the Plan if no other Qualified Bid is received) which GC determines in the aggregate constitutes the highest or otherwise best offer.

     G. Additional Buyer Protection. In addition to procedures and terms set forth herein, including, but not limited to the Expense Reimbursement and Termination Fee, the Overbid Procedures described in the Overbid Order shall contain such other appropriate buyer protection provisions as may be requested by Sponsors, such as provisions providing for requirements for competing bids and open auction procedures.

         XII. Fiduciary Duties. Nothing in this letter is intended to waive or abrogate any fiduciary duties.

         XIII. Time of the Essence. Time is of the essence with respect to this proposal. Unless accepted, this proposal will expire at 5:00 p.m. East Coast time on June 12, 2001 (the "Expiration Date").



            We look forward to working with you on this transaction.

                                       Onex Corporation



                                       By:  /s/ Anthony Munk
                                          -------------------------
                                       Title: Managing Director


                                       Oaktree Capital Management, LLC, on
                                       behalf of certain investment funds and
                                       accounts managed by it


                                       By: /s/ Kenneth Liang
                                          -------------------------
                                       Title: Managing Director


                                       By: /s/ Mariusz J. Mazurek
                                          -------------------------
                                       Title: Senior Vice President


Agreed:

GC Companies, Inc.

By: /s/ G. Gail Edwards
   -------------------------
Title: President & COO

                                EXHIBIT 1

                         REORGANIZED GC - NEW NOTES
                        INDICATIVE SUMMARY OF TERMS



Principal Amount:  The New Notes will have an initial face amount of $114.3 million in the Plan.

Maturity:          The New Notes will have a term of 5 years from their issue date or the Effective Date.

Amortization:      The New Notes will have a scheduled amortization of $5
                   million per year.

Interest:          The New Notes will bear interest at the rate of 8.5% per
                   annum.

Collateral and     The New Notes shall be secured by a pool consisting of the
Subordination:     respective collateral securing each such Allowed Secured
                   Claim, junior to any security interest therein securing the Exit Facility.

                                   EXHIBIT 2

                    NEWLEASECO LEASES AND RELATED CONTRACTS


UNIT
COUNT          UNIT NAME

1              Plaza at Chapel
2              Erie Commons
3              Springfield
4              Westwood Town
5              Northwoods
6              Ridge Park
7              Westgate 6
8              West Market
9              Sunland Park
10             Renton Village
11             Beverly
12             Midway Mall
13             Centennial
14             Hollywood
15             Towson Commons

                                    EXHIBIT B

       REPRESENTATIVE LISTING OF BREAK UP FEES APPROVED IN DELAWARE CASES


----------------------------------------------------------------------------------------------------------------------------------
No.  Case Name & No.     Date of Motion    Proposed        Break-Up                      Expense          Overbid
                         (Docket No.),     Purchase Price  Fee                           Reimbursement
                         Date of Order
                         (Docket No.),
                         Date of
                         Auction,
                         Time Elapsed
                         between Order
                         and Auction

----------------------------------------------------------------------------------------------------------------------------------

1    Anchor Glass, et    Motion-           Approx. $365    $3 million                    None             $8 million initial
     al.                 10/4/96 (93)      million                                                        overbid; $5 million
     Case No. 96-1434 &  Order-                                                                           increments thereafter
     96-1516 (PJW)       10/15/96 (188)
                         Auction-
                         11/15/96
                         31 days

----------------------------------------------------------------------------------------------------------------------------------

2    APS Holding Corp.   Motion-           $113.5 million  $2.84 million                 Up to            $3.7 million initial
     Case No. 98-197     9/11/98 (534)                                                   $350,000         overbid; $500,000
     (PJW)               Order- 9/22/98                                                                   increments thereafter
                         (575)
                         Auction-
                         10/7/98
                         15 days

----------------------------------------------------------------------------------------------------------------------------------

3    Buddy L. Inc.       Motion- 3/8/95    $40-45 million  $800,000                      Up to            None
     Case No. 95-235     (30)              plus                                          $445,000
     (HSB)               Order- 4/7/95     contingent
                         (115)             upside
                         Auction- 5/2/95
                         25 days

----------------------------------------------------------------------------------------------------------------------------------

4    Burlington Motor    Motion-           Approx. $160    $500,000                      Up to            $750,000 initial
     Holdings            5/22/96 (337)     million                                       $250,000         overbid; $100,00
     Case No. 95-1559    Order- 6/6/96                                                                    increments thereafter
     (HSB)               (376)
                         Auction-
                         6/24/96
                         18 days

----------------------------------------------------------------------------------------------------------------------------------
No.  Case Name & No.     Date of Motion    Proposed        Break-Up                      Expense          Overbid
                         (Docket No.),     Purchase Price  Fee                           Reimbursement
                         Date of Order
                         (Docket No.),
                         Date of
                         Auction,
                         Time Elapsed
                         between Order
                         and Auction

----------------------------------------------------------------------------------------------------------------------------------
5    Continental         Motion-           $61 million     $1.5 million                  None             exceed Buyer's bid by
     Airlines, Inc.      11/22/91 (2847)                                                                  at least 5%
     Case Nos. 90-932    Order-
     through 90-984      12/11/91 (2847
     (HSB)               attached to
                         Motion),
                         1/7/92 (sale
                         hearing)

----------------------------------------------------------------------------------------------------------------------------------

6    Favorite Brands     Motion-           $475.0 million  $8.3 million                  actual and       price offered in Asset
     International       9/29/99 (396)                                                   reasonable       Purchase Agreement
     Holding Corp., et   Order- 10/8/00                                                  fees and         ($475.0 million) plus
     al.                 (406)                                                           expenses of      $12.0 million
     99-726 (PJW)                                                                        counsel          (continuing bid
                                                                                         (not to          increments of $1.0
                                                                                         exceed           million
                                                                                         $650,000)        thereafter)

----------------------------------------------------------------------------------------------------------------------------------

7    Fruehauf Trailer    Motion-           Approx. $49     $1.5 million                  Up to            Minimum increments
     Corporation         3/12/97 (589)     million                                       $250,000         equal to $350,000 plus
     Case No. 96-1563    Modified                                                                         aggregate of break-up
     (PJW)               Bidding                                                                          fee and  maximum
                         Procedures                                                                       expense reimbursement
                         established by                                                                   ($1.75 million);
                         Motion (479)                                                                     minimum bidding
                         and Order                                                                        increments of $100,000
                         entered on                                                                       to $500,000
                         2/26/97 (516)                                                                    established on various
                         Order- 3/14/97                                                                   other asset packages
                         (623)

                         Auction-
                         3/17/97
                         3 days

----------------------------------------------------------------------------------------------------------------------------------

8    Hechinger           Motion-                           3% of the maximum purchase    actual,          no less than 10% of
     Investment Company  9/14/99 (680)                     price received from           reasonable       the amount of the
     of Delaware, Inc.,  Order- 10/1/99                    Designated Lead Bidder        expenses in      Designated Lead Bid -
     et al.              (811)                                                           an amount        however, if such
     Case No. 99-2261    Auction-                                                        not to           Designated Lead Bid is
     (PJW)               10/11/99                                                        exceed           a bid on a package of
                         10 days                                                         $150,000         properties, the
                                                                                                          Debtors reserve the
                                                                                                          right to set a higher
                                                                                                          Overbid Minimum with
                                                                                                          respect to one or more
                                                                                                          of the properties
                                                                                                          identified in such
                                                                                                          Designated Lead Bid

----------------------------------------------------------------------------------------------------------------------------------
No.  Case Name & No.     Date of Motion    Proposed        Break-Up                      Expense          Overbid
                         (Docket No.),     Purchase Price  Fee                           Reimbursement
                         Date of Order
                         (Docket No.),
                         Date of
                         Auction,
                         Time Elapsed
                         between Order
                         and Auction

----------------------------------------------------------------------------------------------------------------------------------
9    Hechinger           Motion-                           3% of the amount of the       up to            "a minimum overbid
     Investment Company  10/22/99 (993)                    selected "Stalking Horse"     $150,000         amount on both a
     of Delaware, Inc.,  Order- 11/1/99                    bid                                            Package Bid basis and
     et al.              (1055)                                                                           an individual Property
     Case No. 99-2261    Auction-                                                                         Bid basis, as set by
     (PJW)               11/30/99                                                                         the Debtors in their
                         29 days                                                                          sole discretion" (sole
                                                                                                          discretion shall be
                                                                                                          deemed to be after
                                                                                                          consultation with the
                                                                                                          Committee's
                                                                                                          professionals)

----------------------------------------------------------------------------------------------------------------------------------

10   Just for Feet,      Motion-                           2% of the Bid Price for       None             initial minimum bid of
     Inc., et al.        12/14/99 (240)                    each lease set forth in       specified        105% of the original
     Case No. 99-4110    Order-                            the Stalking Horse                             bid price for each
     (RRM)               12/22/99 (319)                    Agreement applied in the                       lease set forth in
                         Auction-2/24/00                   following manner:                              Stalking Horse
                         64 days                           (i) for single lease bids                      Agreement (bidding
                                                           - applied to each lease                        increments thereafter
                                                           individually                                   are at the discretion
                                                           (ii) for Packaged Bids of                      of auctioneer, Debtor
                                                           two or more leases - the                       and Committee prior to
                                                           break up fee is payable                        auction)
                                                           for all leases in the
                                                           Packaged Bid provided that
                                                           the aggregate amount
                                                           payable by the Successful
                                                           Bidder must exceed
                                                           aggregate amount set forth
                                                           in Stalking Horse Agreement

----------------------------------------------------------------------------------------------------------------------------------

11   Lomas Financial     Motion-           $150 million    The greater of (A) $3         Included in      $3 million initial
     Corporation         10/10/95 (28)     plus            million or (B) 50% of the     break-up fee     overbid; increments of
     Case No. 95-1235    Order-            assumption of   amount by which the                            $1.5 million thereafter
     (PJW)               10/10/95 (28A)    obligations     Winning Bid exceeds $150
                         11/21/95 (sale    under           million, up to a maximum
                         hearing)          executory       of $5 million as
                                           contracts       liquidated damages for
                                                           costs and expenses

----------------------------------------------------------------------------------------------------------------------------------

12   Mid-American Waste  Motion-           Approx. $188    $6 million (Termination       $1 million       initial overbid of at
     Systems, Inc., et   1/21/97 (31)      million plus    Fee)                                           least $1 million plus
     al., Case Nos.      Order- 1/21/97    assumption of                                                  amount of expense
     97-104 through      (32)              certain                                                        reimbursement and
     97-135 (PJW)        Auction-          liabilities                                                    termination fee;
                         2/26/97                                                                          increments of $1
                         36 days                                                                          million thereafter


----------------------------------------------------------------------------------------------------------------------------------
No.  Case Name & No.     Date of Motion    Proposed        Break-Up                      Expense          Overbid
                         (Docket No.),     Purchase Price  Fee                           Reimbursement
                         Date of Order
                         (Docket No.),
                         Date of
                         Auction,
                         Time Elapsed
                         between Order
                         and Auction
----------------------------------------------------------------------------------------------------------------------------------
13   Mondi of America,   Motion-                           3% of the Bid Price for       None             initial minimum bid of
     Inc., et al.        11/23/99 (128)                    each lease set forth in       specified        105% of the original
     Case No. 99-3986    Order- 12/3/99                    the Stalking Horse                             bid price for each
     (PJW)               (166)                             Agreement applied in the                       lease set forth in
                         Auction-                          following manner:                              Stalking Horse
                         12/17/99                          (i) for single lease bids                      Agreement (bidding
                         14 days                           - applied to each lease                        increments thereafter
                                                           individually                                   are at the discretion
                                                           (ii) for Packaged Bids of                      of auctioneer, Debtor
                                                           two or more leases - the                       and Committee prior to
                                                           break up fee is payable                        auction)
                                                           for all leases in the
                                                           Packaged Bid provided that
                                                           the aggregate amount
                                                           payable by the Successful
                                                           Bidder must exceed
                                                           aggregate amount set forth
                                                           in Stalking Horse Agreement

----------------------------------------------------------------------------------------------------------------------------------

14   PennCorp Financial  Motion- 2/9/00    $260.0 million  $5.2 million                  an amount        Purchase Price set
     Group, Inc.         (17)                                                            equal to         forth in the Stock
     Case No. 00-888     Order- 2/28/00                                                  the              Purchase Agreement
     (SLR)               (58)                                                            reasonable       plus $7.0
                                                                                         out of           million
                                                                                         pocket
                                                                                         expenses,
                                                                                         including
                                                                                         attorney's
                                                                                         fees (not
                                                                                         to exceed
                                                                                         $800,000)

----------------------------------------------------------------------------------------------------------------------------------

15   Presidio Oil        Motion- 8/8/96    $183 million    $5,490,000                    Up to  $2        $7 million initial
     Company, et al.     (32)              (consisting of                                million          overbid; no minimum
     Case Nos. 96-1208   Order- 9/9/96     approx.  $101                                 (provided        increments thereafter
     through 96-1211     (103)             million in                                    that the
     (HSB)               8/29/96 (sale     cash and $82                                  aggregate
                         hearing)          million in the                                of the
                                           Buyer's common                                break-up
                                           stock, plus                                   fee and
                                           the assumption                                expense
                                           of certain                                    reimbursement
                                           liabilities)                                  may not
                                                                                         exceed $7
                                                                                         million)

----------------------------------------------------------------------------------------------------------------------------------

16   Venture Stores,     Motion-           $95 million     $1.75 million                 None             $2.25 million initial
     Inc.                4/27/98 (405)                                                                    overbid; $250,000
     Case No. 98-101     Order- 5/7/98                                                                    increments thereafter
     (RRM)               (437)
                         Auction-
                         5/30/98
                         23 days

----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT C

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

------------------------------------
                                    )     Chapter 11
In re:                              )     Case Nos. 00-3897 through
                                    )     00-3927 (EIK)
GC COMPANIES, INC., et al.          )     (Jointly Administered)
                                    )
                                    )     BID DEADLINE: ______/01 4:00 P.M.
                                    )     PROPOSED AUCTION DATE: _____/01____.M.
                        Debtors.    )
-----------------------------------)




               NOTICE OF PROPOSED SALE OF 100% OF THE COMMON STOCK
              OF REORGANIZED GC COMPANIES, INC. BY CHAPTER 11 PLAN

      On June __, 2001, GC Companies, Inc. ("GCX") and its affiliated debtors-in-possession (collectively, the "Debtors") filed their Motion for an Order (A) Establishing Bidding Procedures in Connection with the Solicitation of Higher or Better Offers for the Acquisition of 100% of the Common Stock of Reorganized GC Companies Inc. (the "New Common Stock") by Chapter 11 Plan, and
(B) Approving the Form and Manner of Notice Thereof (the "Bidding Procedures Motion").

      On July __, 2001, the Court entered an order approving the Bidding Procedures Motion (the "Order"). The Bidding Procedures Motion and Order were served on all parties entitled to notice thereof. If you would like a copy of the Bidding Procedures Motion and/or Order please contact ______________ at
_______________.

      PLEASE TAKE NOTICE that, in accordance with the Order, the deadline to submit competing bids for the New Common Stock is 4:00 p.m. Eastern Time on , 2001. Competing bids, conforming to the requirements of the Order, should be submitted to be received no later than __________, to:

                              Daniel M. Glosband, P.C.
                              Goodwin Procter LLP
                              Exchange Place
                              Boston, MA 02019


If any Qualified Bids (as defined in the Bidding Procedures Motion) for the New Common Stock are received in accordance with the Order by 4:00 p.m. Eastern Standard Time on _____ 2001, an auction of the New Common Stock will be conducted at the offices of Goodwin Procter LLP,

Exchange Place, Boston, MA 02109 on ________, 2001, beginning at ____ _.m. PARTIES INTERESTED IN SUBMITTING QUALIFIED BIDS AND PARTICIPATING IN THAT AUCTION SHOULD CAREFULLY REVIEW THE ORDER FOR PROCEDURES FOR SUBMISSION OF BIDS AND THE CONDUCT OF THE AUCTION. Any party wishing to conduct due diligence with respect to the New Common Stock should contact _________ at______________.

Dated:  ______, 2001                _________________________________
                                    David M. Fournier (Bar No. 2812)
                                    Pepper Hamilton LLP
                                    1201 Market Street, Suite 1600
                                    P.O. Box 1709
                                    Wilmington, DE  19899-1709
                                    (302) 777-6500

                                    -and-

                                    Daniel M. Glosband, P.C.
                                    Colleen A. Murphy, Esq.
                                    Philip F. Coppinger, Esq.
                                    GOODWIN PROCTER LLP
                                    Exchange Place
                                    Boston, Massachusetts 02109
                                    (617) 570-1000

                                    EXHIBIT D

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE
------------------------------------
                                    )
In re                               )     Chapter 11
                                    )
GC COMPANIES, INC., et al.          )     Case Nos. 00-3897
                                    )     through 00-3927 (EIK)
                  Debtor.           )
                                    )     (Jointly Administered)
                                    )
------------------------------------

              ORDER ON MOTION OF DEBTORS AND DEBTORS IN POSSESSION
               FOR AN ORDER (A) ESTABLISHING BIDDING PROCEDURES IN
              CONNECTION WITH THE SOLICITATION OF HIGHER OR BETTER
             OFFERS FOR THE ACQUISITION OF 100% OF THE COMMON STOCK
              OF REORGANIZED GC COMPANIES, INC. BY CHAPTER 11 PLAN,
             AND (B) APPROVING THE FORM AND MANNER OF NOTICE THEREOF

      Upon consideration of the motion of GC Companies, Inc. ("GCX") and its affiliated debtors-in-possession the ("Debtors") for an order (A) Establishing Bidding Procedures in Connection with the Solicitation of Higher or Better Offers for the Acquisition of 100% of the Common Stock of Reorganized GC Companies, Inc. by Chapter 11 Plan, and (B) Approving the Form and Manner of Notice Thereof (the "Motion"), and after notice and an initial hearing thereon; it is hereby ORDERED that:

         1. The Motion is hereby GRANTED. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Motion.

         2. The following procedures shall govern the sale of the New Common
Stock:

(a) To participate in any bidding process, each potential bidder must deliver (unless previously delivered) to the Debtors: (i) an executed confidentiality agreement in form and substance satisfactory to GCX; and (ii) such financial disclosure and other information acceptable to GCX and its financial advisor that demonstrates such party's financial and other ability to consummate an Overbid. A potential bidder shall be considered to be a qualified bidder ("Qualified Bidder") if it delivers the documents described in subparagraphs (i) and (ii) above and GCX determines it is reasonably likely (based on availability of financing, experience and other considerations) to be able to consummate a purchase of the New Common Stock, if selected as the successful bidder. Onex/Oaktree is a Qualified Bidder and the Onex/Oaktree Agreement is a Qualified Bid, as described below.

(b) To be considered a "Qualified Bid," each competing offer for an Overbid must: (i) be made by a party satisfying the conditions described in the preceding paragraph (a) (i.e., be a "Qualified Bidder"); ---- (ii) be in the form of a letter from such Qualified Bidder stating that (A) the Bidder offers to acquire the new Common Stock upon the terms and conditions set forth in the Definitive Agreement or the Plan, marked to show those amendments and modifications to the Onex/Oaktree Agreement or the Plan, including price and terms, that the Qualified Bidder proposes (the "Marked Applicable Agreement") and (B) such Qualified Bidder's offer is irrevocable until the conclusion of any scheduled Auction and, if accepted as the Final Accepted Offer at such Auction, until the effective date of the Plan. Each Qualified Bidder shall accompany its bid with written evidence satisfactory to the Debtors of available funds to complete the transaction. Upon the entry of the Overbid Order, the Onex/Oaktree Agreement (and the Plan, when filed and the Definitive Agreement with Onex/Oaktree when completed shall be deemed to be a Qualified Bid; (iii) (A) provide the Debtors' review of the Qualified Bidder's draft submissions relating to approval of the Qualified Bidder's acquisition of the New Common Stock by the Federal Trade Commission ("FTC") in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if required to consummate the Overbid transaction; (B) represent that the Qualified Bidder is prepared to immediately initiate all actions necessary to obtain FTC approval for the competing bid; and (C) provide its best estimate of the time within which such FTC approval will be obtained;
         (iv) provide for aggregate consideration to the Debtors' estates of at least $5 million in excess of the Onex/Oaktree Investment; (v) not be conditioned on the outcome of due diligence; and (vi) be submitted by delivering fifteen complete written copies of its Qualified Bid to Daniel M. Glosband, P.C., Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, not later than 4:00 p.m. Eastern Time on the date (which the Debtors assume, subject to the Court's calendar, will be August 24, 2001) that is 10 business days before the first Disclosure Statement Hearing on the adequacy of the Disclosure Statement for the Plan (the "Bid Deadline);

(c) Overbids shall not contain any conditions or contingencies to closing other than such conditions as are stated in the Oaktree/Onex Agreement, and the acceptance by the Debtors of any such Overbids shall invalidate all such conditions and contingencies without affecting any other terms of the Overbid. All bids made before or at the Auction shall remain open, binding on the bidder and subject to acceptance by the Debtors until the earlier of Court approval of another bid or_____, 2001.

(d) If any Overbids are received, an Auction will be conducted at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, or such other location as the Debtors shall designate, on _________, 2001, beginning at ____ _.m. The Debtors' counsel and their designated representatives, may conduct the Auction without the assistance of an outside auctioneer. At the Auction, Onex/Oaktree and all Qualified Bidders shall be permitted to bid. The Debtors shall be required to specify at the commencement of the Auction which bid they deem to be the highest and best bid at that time and the material terms of such bid.

(e) At the Auction, the Debtors shall solicit competing bids from Qualified Bidders, including Onex/Oaktree. After the Debtors have determined and announced which Overbid they believe is the highest and best offer, Qualified Bidders shall be permitted to make subsequent Overbids, until the Debtors determine that one or more Overbids constitute(s) the highest and best value for the New Common Stock. All subsequent Overbids shall have a readily ascertainable fair market value of $500,000 in excess of the highest existing Overbid.

(f) In the event of a sale of the New Common Stock to a party other than Onex/Oaktree, Onex/Oaktree shall be paid from the proceeds of such alternative sale a flat fee payment (the "Break-Up Fee") in the amount of $3,000,000, and reimbursed reasonable out-of-pocket expenses up to $1,000,000 (the "Expense Reimbursement").

(g) The Debtors shall determine in their sole discretion whether an Overbid meets the qualifications described herein and whether a submitted Overbid constitutes the highest and best offer.

         3. Within two business days following entry of this Order, the Debtors shall serve by first-class mail, postage pre-paid:

(a) A copy of this Order establishing bidding procedures upon: (i) the United States Trustee; (ii) the Debtors' 20 largest unsecured creditors; (iii) counsel for the Creditors' Committee; (iv) counsel to Fleet Bank, N.A., the Bank of Nova Scotia, General Electric Capital Corporation, Reliastar, Bank Leumi, Harcourt General, Inc. and Heller EMX, Inc.; (v) all parties who have filed with the Court a request for notices in this case; (vi) The Securities and Exchange Commission;
         (vii) the Internal Revenue Service; (viii) counsel to Onex Oaktree; and
         (ix) all potential bidders with whom the Debtors have been in contact.

(b) A copy of the Motion upon all potential bidders who previously have expressed to the Debtors an interest in acquiring the New Common Stock.

Dated:  July __, 2001               ______________________________________
                                       UNITED STATES BANKRUPTCY JUDGE